Exhibit 99.7

December 14, 2018

STRICTLY CONFIDENTIAL

Maxwell Technologies, Inc.

3888 Calle Fortunada

San Diego, CA 92123

Attention: Dr. Franz J. Fink, CEO

Ladies and Gentlemen:

1.    In connection with the consideration of a possible negotiated transaction (a “Transaction”) between Tesla, Inc. (“Tesla”) and Maxwell Technologies, Inc. (the “Company”), each party may request that the other party (the “Disclosing Party”) or its Representatives (as defined below) furnish to such party (the “Receiving Party”) or its Representatives certain information concerning the Disclosing Party, its subsidiaries or its affiliates (as defined below).

2.    As a condition to the Receiving Party being furnished with such information, the Receiving Party agrees that it will, and will cause its Representatives to, treat any information (including, without limitation, oral, written and electronic information) concerning the Disclosing Party, its subsidiaries or its affiliates that has been or may be furnished to the Receiving Party or any of its Representatives by or on behalf of the Disclosing Party or any of its Representatives, together with that portion of any analyses, compilations, forecasts, studies, notes, interpretations, memoranda and other documents and materials prepared by the Receiving Party or any of its Representatives, or otherwise on its behalf, to the extent any of the foregoing contain, reflect or are based on or derived from, in whole or in part, such information (collectively referred to as the “Evaluation Material”), in accordance with the provisions of this letter agreement. The term “Evaluation Material” does not include information that (a) was or becomes generally available to the public other than as a result of a disclosure by the Receiving Party or any of its Representatives in violation of this letter agreement, (b) was or becomes available to the Receiving Party or any of its Representatives on a non-confidential basis from a source other than the Disclosing Party or its Representatives, provided that such source is not subject to an obligation of confidentiality (whether by agreement or otherwise) to the Disclosing Party or any of its Representatives, (c) at the time of disclosure is already in the Receiving Party’s or any of its Representatives’ possession, provided that such information is not subject to an obligation of confidentiality (whether by agreement or otherwise) to the Disclosing Party or any of its Representatives, or (d) was independently developed by the Receiving Party or any of its Representatives without reference to, incorporation of, or other use of any Evaluation Material. As used in this letter agreement, the term “Representatives” shall mean, when used in relation to any person, such person’s subsidiaries and affiliates and its and their respective directors, officers, employees, agents, advisors (including, without limitation, financial and legal advisors, consultants and accountants), and other representatives. As used in this letter agreement, the term “person” shall be broadly interpreted to include any individual, governmental representative, authority or tribunal, and any corporation, partnership, or other entity or any group of the foregoing. As used in this letter agreement, the term “affiliate” shall mean an entity which (a) controls or is controlled by a party hereto or (b) is under common control with a party hereto: where “control means that more than fifty percent (>50%) of the controlled entity’s shares or ownership interest representing the right to make decisions for such entity are owned or controlled directly or indirectly, by the controlling entity.

3.    In consideration of the Receiving Party being furnished Evaluation Material, the Receiving Party agrees that such Evaluation Material will be used by it and its Representatives solely for the purpose of evaluating, negotiating, executing and implementing a Transaction and that such information will be kept confidential by the Receiving Party and its Representatives and will not be disclosed to any other person, except to the extent that disclosure of such information (a) has been consented to in writing by the Disclosing Party, (b) is required by applicable Legal Requirement (as defined in, and subject to compliance with, paragraph 5) or (c) is made to the Receiving Party’s Representatives who need to know such information for the purpose of evaluating, negotiating, executing and implementing a Transaction (it being understood that the Receiving Party’s Representatives shall have been advised of this letter agreement and shall have been directed to comply with the provisions hereof). In any event, the Receiving Party agrees that it will be liable for any breach of the provisions of this letter agreement by any of its Representatives (determined as if they were party to this letter agreement).

4.    Without the prior written consent of the other party, neither Company nor any of its Representatives, will disclose (except to the extent required by applicable Legal Requirement (as defined in, and subject to compliance with, paragraph 5 below) to any person (a) that this letter agreement exists or that the Evaluation Material has been requested by or made available to the other party or its Representatives, (b) that either party is considering a Transaction, (c) that investigations, discussions or negotiations are taking place, or have ceased to continue taking place, concerning a Transaction or (d) any terms, conditions or other facts or information with respect to a Transaction.

5.    In the event that the Receiving Party or any of its Representatives are required by law, regulation, stock exchange rule or other applicable judicial or governmental process (including, without limitation, by deposition, interrogatory, subpoena, civil investigative demand or similar process) (any of the foregoing, a “Legal Requirement”) to disclose any Evaluation Material or any information of the type described in paragraph 4 above (with respect to Company), the Receiving Party will, to the extent permitted by applicable Legal Requirement, provide the Disclosing Party with prompt written notice of such requirement prior to making such disclosure so that the Disclosing Party may seek (at the Disclosing Party’s sole expense) an appropriate protective order or other remedy, and the Receiving Party will use reasonable efforts (at the Disclosing Party’s sole expense) to consult and cooperate with the Disclosing Party as the Disclosing Party may reasonably request to the extent permitted by applicable Legal Requirement with respect to taking steps to resist or narrow the scope of such requirement. If a protective order or other remedy is not obtained and, based on the advice of legal counsel, the Receiving Party is required to disclose Evaluation Material or any information of the type described in paragraph 4 above (with respect to Company), the Receiving Party (a) may disclose such information only to the extent required by applicable Legal Requirement, based on the advice of its legal counsel, (b) will exercise reasonable efforts (at the Disclosing Party’s sole expense) to obtain assurance that confidential treatment will be accorded to such information that is being disclosed and (c) will, to the extent permitted by applicable Legal Requirement, give advance notice to the Disclosing Party of the information to be disclosed as far in advance as is practicable. In any event, neither the Receiving Party nor any of its Representatives will oppose any action by the Disclosing Party to obtain an appropriate protective order or other reliable assurance that confidential treatment will be accorded to such information.

6.     All Evaluation Material disclosed by or on behalf of the Disclosing Party or any of its Representatives shall be and shall remain the property of the Disclosing Party. In the event that either party determines not to proceed with a Transaction, such party will promptly inform the other party of that decision and, in that case or at any other time upon the written request of the other party, in such other party’s sole discretion, the first party and its Representatives shall promptly, at its option (which shall be promptly communicated in writing to the other party), destroy (and shall certify such destruction in writing to the other party by one of the first party’s authorized representatives) or return to the other party all written, electronic or other tangible Evaluation Material for which the first party was the Receiving Party hereunder (whether prepared by the first party, its Representatives or otherwise on the first party’s behalf or by the other party, its Representatives or otherwise on the other party’s behalf) and will not retain any copies of such Evaluation Material. Notwithstanding such destruction or return, all oral Evaluation Materials, the information embodied in all Evaluation Materials and the information described in paragraph 4 above (with respect to Company) of this letter agreement will continue to be held confidential pursuant to the terms of this letter agreement. Notwithstanding the foregoing, (i) the Receiving Party’s legal department and the Receiving Party’s Representatives may retain copies of the Evaluation Material in accordance with bona fide policies and procedures implemented by such persons solely in order to comply with law, regulation or professional standards and (ii) the obligation to return or destroy Evaluation Material shall not cover information that is automatically maintained on routine computer system backup tapes, disks or other backup storage devices in accordance with the Receiving Party’s or its Representatives’, as applicable, bona fide compliance and document retention policies or applicable Legal Requirement, so long as, in each case, such information is accessible by only legal, IT or compliance personnel; provided, however, that any Evaluation Material so retained will continue to be held confidential pursuant to the terms of this letter agreement.

7.    The Receiving Party understands and acknowledges that any and all information contained in the Evaluation Material is being provided without any representation or warranty, express or implied, as to the accuracy or completeness of the Evaluation Material, on the part of the Disclosing Party, its Representatives or any other person. The Receiving Party agrees that, except as set forth in a definitive written agreement, if any, with respect to a Transaction executed by Tesla and Company or any claim for fraud or intentional misrepresentation, neither the Disclosing Party nor any of its Representatives shall assume any responsibility or have any liability to the Receiving Party or any of its Representatives resulting from the selection or use of the Evaluation Material by the Receiving Party or its Representatives.

8.    Each party acknowledges and agrees that no offer to enter into a Transaction and no contract or agreement providing for a Transaction shall be deemed to exist, directly or indirectly, between Tesla and Company or any of their respective affiliates unless and until a definitive written agreement with respect to a Transaction has been executed and delivered by Tesla and Company and/or their subsidiaries or affiliates, as applicable. Each party agrees that unless and until a definitive written agreement providing for a Transaction has been executed, neither Tesla nor Company nor any of their affiliates will be under any legal obligation of any kind whatsoever with respect to a Transaction by virtue of this letter agreement (except for the matters specifically agreed to herein) or otherwise or by virtue of any written or oral expression with respect to a Transaction by either party’s respective Representatives. Nothing contained in this letter agreement or the furnishing of any Evaluation Material hereunder shall be construed as granting or conferring any rights by license or otherwise in any intellectual property.

9.    Each party represents to the other party that this letter agreement is a valid and binding agreement that has been duly authorized, executed and delivered by it. Each party acknowledges and agrees that the other party would be irreparably injured by a breach of this letter agreement by the first party or its Representatives and that monetary remedies would be inadequate to protect the other party and its subsidiaries against any actual or threatened breach of this letter agreement by the first party or its Representatives. Accordingly, each party agrees that the other party shall be entitled to seek equitable relief, including, without limitation, an injunction or injunctions (without the proof of actual damages) to prevent breaches or threatened breaches of this letter agreement and/or to compel specific performance of this letter agreement, and that neither party nor any of their respective Representatives shall oppose the granting of such relief. Each party also agrees that it and its Representatives shall waive, and hereby waives, any requirement for the security or posting of any bond in connection with any such relief. Such remedies shall not be deemed to be the exclusive remedy for actual or threatened breaches of this letter agreement but shall be in addition to all other remedies available at law or in equity to either party.

10.    This letter agreement, and all claims, causes of action (whether in contract, tort or statute) or other matter that may result from, arise out of, be in connection with or relating to this letter agreement, is governed by, and construed in accordance with, the laws of the State of Delaware without regard to conflict of laws principles. Each party irrevocably submits to the jurisdiction of the Court of Chancery of the State of Delaware and any state appellate court therefrom within the State of Delaware (or, if the Court of Chancery of the State of Delaware declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware) for the purposes of any suit, action or other proceeding arising out of this letter agreement. Each party irrevocably and unconditionally waives (and agrees not to plead or claim) any objection to the laying of venue of any action, suit or proceeding arising out of this letter agreement in the Court of Chancery of the State of Delaware and any state appellate court therefrom within the State of Delaware (or, if the Court of Chancery of the State of Delaware declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware) or that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

11.    Each party’s obligations under this letter agreement shall terminate two (2) years after the date hereof, except as otherwise explicitly stated above; provided that such termination shall not relieve either party from its responsibilities in respect of any breach of this letter agreement prior to such termination.

12.    This letter agreement contains the entire agreement between the parties concerning the subject matter hereof, and no modification of this letter agreement or waiver of the terms and conditions hereof or thereof shall be binding upon either party, unless approved in writing by each party. This letter agreement shall inure to the benefit of the parties hereto, and their successors and permitted assigns. Any assignment of this letter agreement by either party without the prior written consent of the other party shall be void except to a successor in interest of the assigning party or an acquiror of all or substantially the assets of the assigning party. No failure or delay in exercising any right hereunder or any partial exercise thereof shall operate as a waiver thereof or preclude any other or further exercise of any right hereunder. The invalidity or unenforceability of any provision of this letter agreement shall not affect, impair or invalidate the remainder of this letter agreement, which shall remain in full force and effect.

13.    This letter agreement may be executed in counterparts (including, without limitation, via facsimile or electronic transmission), each of which shall be deemed to be an original, but both of which shall constitute one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party.

[signatures follow]

Very truly yours, Tesla, Inc.

By:	/s/ Brian Scelfo
Name:	Brian Scelfo
Title:	Sr. Director Corporate Development

Accepted and agreed as of the date first above written:

Maxwell Technologies, Inc.

By:	/s/ Franz Fink
Name:	Franz Fink
Title:	CEO

[Signature Page to Non-disclosure Letter Agreement]